Exhibit 10.15

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 dated as of July 8, 2008 (this “Amendment”) to the Credit Agreement dated as of April 29, 2008 (the “Credit Agreement”) between ACTIVISION, INC., a Delaware corporation (to be re-named Activision Blizzard, Inc. after consummation of the Transactions) (the “Borrower”), and VIVENDI S.A., a societé anonyme organized under the laws of France (the “Lender”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.               Amendments to the Credit Agreement.  As of the Effective Date (as defined below):

(a)   Section 1.01 [Definitions] is hereby amended by amending and restating the following definitions to read in their entireties as follows:

“Tranche A Commitment Termination Date” shall mean the date that is seven Business Days following the scheduled or expected expiration date of the Tender Offer, if the Tranche A Loan has not been made on or prior to such date, or if such date is not a Business Day, the immediately preceding Business Day.

“Tranche B Commitment” shall mean the commitment of the Lender to make a Tranche B Loan hereunder. The aggregate amount of the Lender’s Tranche B Commitment is the lesser of (1) the aggregate principal amount outstanding under the Vivendi Games Facility on the Closing Date, immediately prior to the consummation of the Transactions, or (2) $150.0 million.

“Tranche B Commitment Termination Date” shall mean the earlier of (a) the date on which the Business Combination Agreement terminates in accordance with its terms, if such termination occurs prior to the Closing Date and (b) the Tranche A Commitment Termination Date.

(b)   Section 1.01 [Definitions] is hereby amended by inserting the following new definition among the existing definitions set forth in Section 1.01 in appropriate alphabetical order:

“Aggregate Required Offer Consideration” shall have the meaning assigned to such term in the Business Combination Agreement.

“Available Cash on the Tender Offer Closing Date” means the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (to the extent, in the case of cash and Cash Equivalents held by the Borrower’s Subsidiaries that are not incorporated or otherwise organized under a political subdivision of the United States of America, that such cash and Cash Equivalents could be transferred to the Borrower without the incurrence of United States federal income tax in respect of the earnings and profits of such Subsidiaries (including, without limitation, by repayment of loans or other obligations owing by such Subsidiaries to the Borrower or a domestic Subsidiary of the Borrower)) on the Tender Offer Closing Date (including, without limitation, cash proceeds of issuance and sale by the Borrower of shares of its capital stock to Vivendi S.A. (or a Subsidiary of Vivendi S.A. other than the Borrower and its Subsidiaries) on the Tender Offer Closing Date; but excluding cash proceeds of funding of the Tranche A Loan, the Tranche B Loan or any Revolving Loan).

(c)   Section 2.01 [Commitments] is hereby amended by amending and restating Section 2.01(b) to read in its entirety as follows:

(b)           to make a Tranche B Loan to the Borrower on or before the Tranche B Commitment Termination Date in the principal amount not to exceed its Tranche B Commitment; and

(d)   Section 2.07 [Termination and Reduction of Commitments] is hereby amended by amending and restating Section 2.07(a) to read in its entirety as follows:

(a)         Termination of Commitments.  The Tranche A Commitment and the Tranche B Commitment both shall terminate automatically at 5:00 p.m., New York City time, on the Tender Offer Closing Date.  The Revolving Commitment shall terminate automatically on the Revolving Maturity Date.  Notwithstanding the foregoing, all the Commitments shall terminate automatically on the date on which the Business Combination Agreement terminates in accordance with its terms, if such termination occurs prior to the Closing Date.

(e)   Section 3.12 [Use of Proceeds] is hereby amended and restated to read in its entirety as follows:

3.12         Use of Proceeds.  The Borrower will use the proceeds of (a) the Tranche A Loan solely to consummate the Tender Offer and to pay related fees and expenses, (b) the Tranche B Loan solely to repay Indebtedness outstanding under the Vivendi Games Facility and, to the extent Indebtedness under the Vivendi Games Facility was repaid prior to the Tranche B Loan Funding Date, to pay that portion of the Tender Offer Consideration calculated pursuant to Section 4.03(c)(ii)(B), and to pay related fees and expenses, and (c) the Revolving Loans for general corporate purposes.

(f)    Section 4.03 [Conditions to the Tranche B Loan] is hereby amended by amending and restating Section 4.03(b) to read in its entirety as follows:

(b)        Vivendi Games Facility Repayment Date.  On or prior to the date of the funding of the Tranche B Loan, all Indebtedness outstanding under the Vivendi Games Facility shall, with the proceeds of the Tranche B Loan or with funds otherwise available to the Borrower, be paid off in full, all other obligations of the borrower thereunder shall be satisfied (other than contingent indemnity obligations that survive the repayment of such Indebtedness and the termination of the lending commitments thereunder) and all lending commitments of the lender thereunder terminated; and

(g)   Section 4.03 [Conditions to the Tranche B Loan] is hereby further amended by inserting at the end thereof a new Section 4.03(c), which shall read in its entirety as follows:

(c)         Maximum Amount of Tranche B Loan.  The requested amount of the Tranche B Loan shall not exceed (i) the maximum amount of the Tranche B Commitment or (ii) the sum of (A) the aggregate principal amount of Indebtedness outstanding under the Vivendi Games Facility on the Tranche B Funding Date, plus (B) the amount, if any, by which (x) the Aggregate Required Offer Consideration certified pursuant to Section 4.02(d)(B) exceeds (y) Available Cash on the Tender Offer Closing Date.

(h)   Section 5.07 [Use of Proceeds] is hereby amended and restated to read in its entirety as follows:

5.07               Use of Proceeds.  Use the proceeds of (i) the Tranche A Loan for the purposes of financing directly or indirectly a portion of the Tender Offer Consideration (as defined in the Business Combination Agreement) and to pay related fees and expenses, (ii) the Tranche B Loan to repay Indebtedness outstanding under the Vivendi Games Facility and, to the extent Indebtedness under the Vivendi Games Facility was repaid prior to the Tranche B Loan Funding Date, to pay that portion of the Tender Offer Consideration calculated pursuant to Section 4.03(c)(ii)(B), and to pay related fees and expenses, and (iii) the Revolving Loans for general corporate purposes.

Section 2.               Conditions to Effectiveness.  This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a)           Execution and delivery. The Lender and the Borrower each shall have executed and delivered a duly executed counterpart of this Amendment.

(b)           Representations and Warranties; No Defaults.  The Lender shall have received a certificate of the Borrower certifying that both before and after giving effect to this Amendment:

(i)            each of the representations and warranties set forth in Article III [Representations and Warranties] of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; provided, however, that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment; and

(ii)           no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

Section 3.               Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

(a)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and will not violate its certificate of incorporation or bylaws.

(b)           This Amendment has been duly executed and delivered by the Borrower, and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

(c)           (i) Each of the representations and warranties made by the Borrower in the Credit Agreement, as amended hereby, and the other Loan Documents, is true and correct in all material respects as of the Effective Date (other than representations and warranties in any such Loan Document that expressly speak as of an earlier date, which shall have been true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

Section 4.               Reference to and Effect on the Loan Documents.

(a)           As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Amendment, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b)           Except to the extent expressly amended hereby, the Credit Agreement and all of the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

Section 5.               Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 6.               Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 7.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Receipt by either party hereto of a facsimile copy of an executed signature page hereof shall constitute receipt by it of an executed counterpart of this Amendment.

Section 8.               Waiver of Jury Trial.  Each party hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date first set forth above.

ACTIVISION, INC.,
as Borrower

By:	/s/ Robert A. Kotick

Name: Robert A. Kotick
Title: Chief Executive Officer

VIVENDI S.A.
as Lender

By:	/s/ Jean-Bernard Lévy

Name: Jean-Bernard Lévy
Title: Chairman of the Management Board